Exhibit 99.1
Marathon Petroleum Corp. Reports Fourth-Quarter 2024 Results
and 2025 Capital Outlook
•Fourth-quarter net income attributable to MPC of $371 million, or $1.15 per diluted share; adjusted net income of $249 million, or $0.77 per adjusted diluted share
•Progresses Midstream Gulf Coast NGL strategy with MPLX’s announcement of fractionation complex and export terminal
•$10.2 billion of capital returned to shareholders through share repurchases and dividends in 2024
•Expect distributions from MPLX in 2025 will cover MPC’s dividends and $1.25 billion standalone capital outlook

FINDLAY, Ohio, Feb 4, 2025 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $371 million, or $1.15 per diluted share, for the fourth quarter of 2024, compared with net income attributable to MPC of $1.5 billion, or $3.84 per diluted share, for the fourth quarter of 2023.
Adjusted net income was $249 million, or $0.77 per diluted share, for the fourth quarter of 2024. This compares to adjusted net income of $1.5 billion, or $3.98 per diluted share, for the fourth quarter of 2023. Adjustments are shown in the accompanying release tables.
The fourth quarter of 2024 adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $2.1 billion, compared with $3.6 billion for the fourth quarter of 2023. Adjustments are shown in the accompanying release tables.
For the full year 2024, net income attributable to MPC was $3.4 billion, or $10.08 per diluted share, compared with net income attributable to MPC of $9.7 billion, or $23.63 per diluted share for the full year 2023. Adjusted net income was $3.3 billion, or $9.51 per diluted share for the full year 2024. This compares to adjusted net income of $9.7 billion, or $23.63 per diluted share for the full year 2023. Adjustments are shown in the accompanying release tables.
“In 2024, we generated net cash from operations of $8.7 billion, which enabled peer-leading capital return to shareholders of $10.2 billion,” said President and Chief Executive Officer Maryann Mannen. “Our strong cash flow generation was driven by our commitments to peer-leading operational excellence, commercial performance, and profitability per barrel in each of the regions in which we operate. Execution of our Midstream strategy delivered segment adjusted EBITDA growth of 6%. We expect distributions from MPLX in 2025 will cover MPC’s dividends and standalone capital outlook, further supporting our commitment to peer-leading capital return.”

Results from Operations
In the fourth quarter of 2024, MPC established a Renewable Diesel segment, which includes renewable diesel activities and assets historically reported in the Refining & Marketing segment. This change in reportable segments will enhance comparability of MPC’s reporting with direct peers who report both a refining and renewable diesel segment.
The Renewable Diesel segment includes:
•The Dickinson, North Dakota renewables facility, a wholly-owned renewable processing facility with the capacity to produce 184 million gallons per year of renewable diesel.
•The Martinez Renewable Fuels joint venture, a 50/50 partnership with Neste Corporation with the capacity to produce 730 million gallons per year of renewable diesel, and which includes pretreatment capabilities.
•Other renewable diesel activities and assets, such as a feedstock aggregation facility, pre-treatment facility, and an interest in the Spiritwood soybean processing complex through our ADM joint venture.
All prior periods have been recast for comparability.
Adjusted EBITDA (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2024	2023	2024	2023
Refining & Marketing segment adjusted EBITDA	$559	$2,248	$5,703	$13,705
Midstream segment adjusted EBITDA	1,707	1,570	6,544	6,171
Renewable Diesel segment adjusted EBITDA	28	(47)	(150)	(64)
Subtotal	2,294	3,771	12,097	19,812
Corporate	(189)	(224)	(864)	(837)
Add: Depreciation and amortization	15	20	90	100
Adjusted EBITDA	$2,120	$3,567	$11,323	$19,075

Refining & Marketing (R&M)
Segment adjusted EBITDA was $559 million in the fourth quarter of 2024, versus $2.2 billion for the fourth quarter of 2023. R&M segment adjusted EBITDA was $2.03 per barrel for the fourth quarter of 2024, versus $8.36 per barrel for the fourth quarter of 2023. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $281 million in the fourth quarter of 2024 and $297 million in the fourth quarter of 2023. The decrease in segment adjusted EBITDA was driven primarily by lower market crack spreads.
R&M margin was $12.93 per barrel for the fourth quarter of 2024, versus $17.81 per barrel for the fourth quarter of 2023. Crude capacity utilization was approximately 94%, resulting in total throughput of 3.0 million barrels per day (bpd) for the fourth quarter of 2024.
Refining operating costs were $5.26 per barrel for the fourth quarter of 2024, versus $5.55 per barrel for the fourth quarter of 2023.
Midstream
Segment adjusted EBITDA was $1.7 billion in the fourth quarter of 2024, versus $1.6 billion for the fourth quarter of 2023. The results were primarily driven by higher rates and volumes, including growth from equity affiliates and contributions from recently acquired assets in the Utica and Permian basins.

Renewable Diesel
Segment adjusted EBITDA was $28 million in the fourth quarter of 2024, versus $(47) million for the fourth quarter of 2023. The increase was primarily due to increased utilization particularly at our Martinez Renewable Fuels joint venture.
Corporate and Items Not Allocated
Corporate expenses totaled $189 million in the fourth quarter of 2024, compared with $224 million in the fourth quarter of 2023.
Financial Position, Liquidity, and Return of Capital
As of Dec. 31, 2024, MPC had $3.2 billion of cash, cash equivalents, and short-term investments, including $1.5 billion of cash at MPLX, and $5 billion available on its bank revolving credit facility.
In the fourth quarter, the company returned approximately $1.6 billion of capital to shareholders through $1.3 billion of share repurchases and $292 million of dividends.
As of Dec. 31, 2024, the company has $7.8 billion available under its share repurchase authorizations.
Strategic and Operations Update
MPC’s standalone (excluding MPLX) capital spending outlook for 2025 is $1.25 billion. Approximately 70% of its overall spending is focused on value enhancing capital and 30% on sustaining capital. MPC’s 2025 capital spending outlook includes continued high return investments at its Los Angeles, Galveston Bay and Robinson refineries. In addition to these multi-year investments, the company is executing shorter-term projects that offer high returns through margin enhancement and cost reduction.
MPLX's capital spending outlook for 2025 is $2.0 billion. MPLX is expanding its Permian to Gulf Coast integrated value chain, progressing long-haul pipeline growth projects to support expected increased producer activity, and investing in Permian and Marcellus processing capacity in response to producer demand. Updates on projects include:
Newly Announced
•A Gulf Coast fractionation complex consisting of two, 150 thousand bpd fractionation facilities adjacent to MPC’s Galveston Bay refinery. The fractionation facilities are expected in service in 2028 and 2029. MPLX is contracting with MPC to purchase offtake from the fractionation complex, which MPC intends to market globally.
•A strategic partnership with ONEOK, Inc. (NYSE: OKE) to develop a 400 thousand bpd LPG export terminal and an associated pipeline, which is anticipated in service in 2028.
•The BANGL NGL pipeline partners have sanctioned an expansion from 250 thousand bpd to 300 thousand bpd, which is anticipated to come online in the second half of 2026. This pipeline will enable liquids to reach MPLX’s Gulf Coast fractionation complex.
Ongoing
•The Blackcomb and Rio Bravo pipelines are progressing with an expected in-service date in the second half of 2026. These pipelines are designed to transport natural gas from the Permian to domestic and export markets along the Gulf Coast.
•Secretariat, a 200 million cubic feet per day (mmcf/d) processing plant is expected online in the second half of 2025. This plant will bring MPLX's gas processing capacity in the Permian basin to 1.4 billion cubic feet per day (bcf/d).

•Harmon Creek III, a 300 mmcf/d processing plant and 40 thousand bpd de-ethanizer, is expected online in the second half of 2026. This complex will bring MPLX's processing capacity in the Northeast to 8.1 bcf/d and fractionation capacity to 800 thousand bpd.

2025 Capital Outlook ($ millions)

MPC Standalone (excluding MPLX)
Refining & Marketing Segment:
Value Enhancing - Traditional	$750
Value Enhancing - Low Carbon	100
Maintenance	350
Refining & Marketing Segment	1,200
Renewable Diesel	5
Midstream Segment (excluding MPLX)
Corporate and Other(a)	45
Total MPC Standalone (excluding MPLX)	$1,250

MPLX Total(b)	$2,000
(a) Does not include capitalized interest.
(b) Excludes $240 million of reimbursable capital.

First-Quarter 2025 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.70
Distribution costs (in millions)	$1,525
Refining planned turnaround costs (in millions)	$450
Depreciation and amortization (in millions)	$380

Refinery throughputs (mbpd):
Crude oil refined	2,510
Other charge and blendstocks	260
Total	2,770

Corporate (includes $20 million of D&A)	$220

(a)Excludes refining planned turnaround and depreciation and amortization expense.

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

###

About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President Finance and Investor Relations
Brian Worthington, Director, Investor Relations
Alyx Teschel, Manager, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions and intensity reduction targets, freshwater withdrawal intensity reduction targets, diversity, equity and inclusion and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or are required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “endeavor”, “estimate,” “expect,” “focus”, “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “progress”, “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive”, “target,” “trends”, “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, including changes in governmental policies relating to refined petroleum products, crude oil, natural gas, natural gas liquids (“NGLs”), or renewables, or taxation; volatility in and degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and in Ukraine, inflation or rising interest rates; the regional, national and worldwide demand for refined products and renewables and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, NGLs and other feedstocks and related pricing differentials; the adequacy of capital resources and liquidity and timing and amounts of free cash flow necessary to execute our business plans, effect future share repurchases and to maintain or grow our dividend; the success or timing of completion of ongoing or anticipated projects; the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to complete planned projects or to consummate planned transactions within the expected timeframes if at all; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; the inability or failure of our joint venture partners to fund their share of operations and development activities; the financing and distribution decisions of joint ventures we do not control; our ability to successfully implement our sustainable energy strategy and principles and to achieve our ESG plans and goals within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; industrial incidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the imposition of windfall profit taxes, maximum refining margin penalties or minimum inventory requirements on companies operating within the energy industry in California or other jurisdictions; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” and “Disclosures Regarding Forward-Looking Statements” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2023, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per-share data)	2024	2023	2024	2023
Revenues and other income:
Sales and other operating revenues	$33,137	$36,255	$138,864	$148,379
Income from equity method investments	252	195	1,048	742
Net gain on disposal of assets	11	91	28	217
Other income	66	282	472	969
Total revenues and other income	33,466	36,823	140,412	150,307
Costs and expenses:
Cost of revenues (excludes items below)	30,558	32,582	126,240	128,566
Depreciation and amortization	826	828	3,337	3,307
Selling, general and administrative expenses	804	820	3,221	3,039
Other taxes	137	198	818	881
Total costs and expenses	32,325	34,428	133,616	135,793
Income from operations	1,141	2,395	6,796	14,514
Net interest and other financial costs	245	111	839	525
Income before income taxes	896	2,284	5,957	13,989
Provision for income taxes	111	407	890	2,817
Net income	785	1,877	5,067	11,172
Less net income attributable to:
Redeemable noncontrolling interest	6	23	27	94
Noncontrolling interests	408	403	1,595	1,397
Net income attributable to MPC	$371	$1,451	$3,445	$9,681

Per share data
Basic:
Net income attributable to MPC per share	$1.16	$3.86	$10.11	$23.73
Weighted average shares outstanding (in millions)	320	376	340	407

Diluted:
Net income attributable to MPC per share	$1.15	$3.84	$10.08	$23.63
Weighted average shares outstanding (in millions)	321	377	341	409

Capital Expenditures and Investments (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2024	2023	2024	2023
Refining & Marketing	$484	$285	$1,445	$998
Midstream(a)	379	357	1,504	1,105
Renewable Diesel	2	107	8	313
Corporate(b)	56	31	119	138
Total	$921	$780	$3,076	$2,554

(a)    The twelve months ended December 31, 2024 includes $228 million related to acquisitions of additional interests in BANGL, LLC and Wink to Webster Pipeline LLC.
(b)Includes capitalized interest of $18 million, $12 million, $56 million and $55 million for the fourth quarter 2024, the fourth quarter 2023, the year 2024 and the year 2023, respectively.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Refining & Marketing margin, excluding LIFO inventory charge(a)	$12.55	$18.40	$15.91	$23.15
LIFO inventory (charge) credit	0.38	(0.59)	0.10	(0.15)
Refining & Marketing margin(a)	12.93	17.81	16.01	23.00
Less:
Refining operating costs(b)	5.26	5.55	5.34	5.31
Distribution costs(c)	5.34	5.57	5.48	5.33
LIFO inventory (charge) credit	0.38	(0.59)	0.10	(0.15)
Other income(d)	(0.08)	(1.08)	(0.24)	(0.43)
Refining & Marketing segment adjusted EBITDA	$2.03	$8.36	$5.33	$12.94

Refining planned turnaround costs	$1.02	$1.11	$1.31	$1.11
Depreciation and amortization	1.53	1.71	1.65	1.72
Fees paid to MPLX included in distribution costs above	3.60	3.65	3.70	3.62

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Refining & Marketing - Supplemental Operating Data	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Refining & Marketing refined product sales volume (mbpd)(a)	3,747	3,583	3,585	3,510
Crude oil refining capacity (mbpcd)(b)	2,950	2,936	2,950	2,917
Crude oil capacity utilization (percent)(b)	94	91	92	92

Refinery throughputs (mbpd):
Crude oil refined	2,783	2,668	2,714	2,677
Other charge and blendstocks	214	254	208	226
Net refinery throughputs	2,997	2,922	2,922	2,903

Sour crude oil throughput (percent)	43	45	44	44
Sweet crude oil throughput (percent)	57	55	56	56

Refined product yields (mbpd):
Gasoline	1,570	1,588	1,490	1,526
Distillates	1,109	1,059	1,070	1,037
Propane	69	65	67	66
NGLs and petrochemicals	154	142	192	182
Heavy fuel oil	57	41	59	52
Asphalt	80	69	81	80
Total	3,039	2,964	2,959	2,943
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	96	75	87	61

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the refining operating costs, refining planned turnaround costs and refining depreciation and amortization for the regions, as shown in the tables below, is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs and refining depreciation and amortization expense.

Gulf Coast Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$12.36	$16.62	$15.05	$20.83
Refining operating costs	4.04	4.28	4.14	4.11
Refining planned turnaround costs	0.74	0.88	1.23	1.11
Refining depreciation and amortization	1.14	1.34	1.35	1.38

Gulf Coast Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Refinery throughputs (mbpd):
Crude oil refined	1,190	1,144	1,119	1,085
Other charge and blendstocks	186	186	181	182
Gross refinery throughputs	1,376	1,330	1,300	1,267

Sour crude oil throughput (percent)	55	55	56	53
Sweet crude oil throughput (percent)	45	45	44	47

Refined product yields (mbpd):
Gasoline	671	702	621	654
Distillates	509	475	476	445
Propane	40	38	38	37
NGLs and petrochemicals	118	107	124	112
Heavy fuel oil	51	27	52	33
Asphalt	17	15	16	17
Total	1,406	1,364	1,327	1,298
Inter-region refinery transfers included in throughput and yields above (mbpd)	72	39	58	35

Mid-Continent Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$11.31	$17.75	$15.77	$23.35
Refining operating costs	5.21	5.02	5.10	4.88
Refining planned turnaround costs	1.49	0.79	1.40	0.77
Refining depreciation and amortization	1.40	1.41	1.39	1.40

Refinery throughputs (mbpd):
Crude oil refined	1,095	1,061	1,103	1,108
Other charge and blendstocks	79	92	70	67
Gross refinery throughputs	1,174	1,153	1,173	1,175

Sour crude oil throughput (percent)	22	27	24	26
Sweet crude oil throughput (percent)	78	73	76	74

Refined product yields (mbpd):
Gasoline	636	637	622	623
Distillates	423	413	413	417
Propane	20	19	20	20
NGLs and petrochemicals	20	20	42	43
Heavy fuel oil	18	12	15	13
Asphalt	63	54	65	63
Total	1,180	1,155	1,177	1,179
Inter-region refinery transfers included in throughput and yields above (mbpd)	14	18	11	10

West Coast Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$15.70	$24.53	$18.29	$28.35
Refining operating costs	7.48	9.19	7.92	8.56
Refining planned turnaround costs	0.55	2.24	1.07	1.75
Refining depreciation and amortization	1.38	1.39	1.37	1.37

Refinery throughputs (mbpd):
Crude oil refined	498	463	492	484
Other charge and blendstocks	45	51	44	38
Gross refinery throughputs	543	514	536	522

Sour crude oil throughput (percent)	60	63	61	68
Sweet crude oil throughput (percent)	40	37	39	32

Refined product yields (mbpd):
Gasoline	278	268	273	271
Distillates	198	184	197	182
Propane	9	8	9	9
NGLs and petrochemicals	30	23	33	34
Heavy fuel oil	34	37	30	31
Asphalt	—	—	—	—
Total	549	520	542	527
Inter-region refinery transfers included in throughput and yields above (mbpd)	10	18	18	16

Midstream Operating Statistics (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Pipeline throughputs (mbpd)(a)	5,939	5,866	5,874	5,895
Terminal throughputs (mbpd)	3,128	3,023	3,131	3,130
Gathering system throughputs (million cubic feet per day)(b)	6,734	6,252	6,579	6,257
Natural gas processed (million cubic feet per day)(b)	9,934	9,375	9,663	8,971
C2 (ethane) + NGLs fractionated (mbpd)(b)	683	599	654	597

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Renewable Diesel Financial Data (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2024	2023	2024	2023
Renewable Diesel margin, excluding LIFO inventory credit(a)	$82	$58	$131	$292
LIFO inventory credit	55	12	55	12
Renewable Diesel margin(a)	137	70	186	304
Less:
Operating costs(b)	68	74	269	242
Distribution costs(c)	28	23	95	82
LIFO inventory credit	55	12	55	12
Other (income) loss(d)	(42)	8	(83)	32
Renewable Diesel segment adjusted EBITDA	$28	$(47)	$(150)	$(64)

Planned turnaround costs	$2	$2	$7	$20
JV planned turnaround costs	9	18	9	25
Depreciation and amortization	25	16	75	65
JV depreciation and amortization	22	21	89	65

(a)Sales revenue less cost of renewable inputs and purchased products.
(b)Excludes planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Select Financial Data (unaudited)

	December 31, 2024	September 30, 2024
(in millions of dollars)
Cash and cash equivalents	$3,210	$4,002
Short-term investments	—	1,141
Total consolidated debt(a)	27,481	28,220
MPC debt	6,533	6,134
MPLX debt	20,948	22,086
Redeemable noncontrolling interest	203	203
Equity	24,303	25,509

(in millions)
Shares outstanding	316	325

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.

Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC and Adjusted Diluted Income Per Share
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance. Adjusted diluted income per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.
We believe the use of adjusted net income attributable to MPC and adjusted diluted income per share provides us and our investors with important measures of our ongoing financial performance to better assess our underlying business results and trends. Adjusted net income attributable to MPC or adjusted diluted income per share should not be considered as a substitute for, or superior to net income attributable to MPC, diluted net income per share or any other measure of financial performance presented in accordance with GAAP. Adjusted net income attributable to MPC and adjusted diluted income per share may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Net Income Attributable to MPC to Adjusted Net Income Attributable to MPC (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2024	2023	2024	2023
Net income attributable to MPC	$371	$1,451	$3,445	$9,681
Pre-tax adjustments:
Garyville incident response costs	—	(47)	—	16
Gain on sale of assets	—	(92)	(151)	(198)
LIFO inventory charge (credit)	(161)	145	(161)	145
Tax impact of adjustments(a)	39	(1)	62	8
Non-controlling interest impact of adjustments	—	49	55	27
Adjusted net income attributable to MPC	$249	$1,505	$3,250	$9,679

Diluted income per share	$1.15	$3.84	$10.08	$23.63
Adjusted diluted income per share	$0.77	$3.98	$9.51	$23.63

Weighted average diluted shares outstanding	321	377	341	409

(a)Income taxes for the three and twelve months ended December 31, 2024 were calculated by applying a federal statutory rate and a blended state tax rate to the pre-tax adjustments after non-controlling interest. The corresponding adjustments to reported income taxes are shown in the table above.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. Adjusted EBITDA should not be considered as a substitute for, or superior to income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2024	2023	2024	2023
Net income attributable to MPC	$371	$1,451	$3,445	$9,681
Net income attributable to noncontrolling interests	414	426	1,622	1,491
Provision for income taxes	111	407	890	2,817
Net interest and other financial costs	245	111	839	525
Depreciation and amortization	826	828	3,337	3,307
Renewable Diesel JV depreciation and amortization	22	21	89	65
Refining & Renewable Diesel planned turnaround costs	283	299	1,404	1,201
Renewable Diesel JV planned turnaround costs	9	18	9	25
Garyville incident response costs (recoveries)	—	(47)	—	16
LIFO inventory charge (credit)	(161)	145	(161)	145
Gain on sale of assets	—	(92)	(151)	(198)
Adjusted EBITDA	$2,120	$3,567	$11,323	$19,075

Refining & Marketing Margin
Refining & Marketing margin is defined as sales revenue less cost of refinery inputs and purchased products. We use and believe our investors use this non-GAAP financial measure to evaluate our Refining & Marketing segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins. This measure should not be considered a substitute for, or superior to, Refining & Marketing gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Refining & Marketing Segment Adjusted EBITDA to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2024	2023	2024	2023
Refining & Marketing segment adjusted EBITDA	$559	$2,248	$5,703	$13,705
Plus (Less):
Depreciation and amortization	(422)	(460)	(1,767)	(1,822)
Refining planned turnaround costs	(281)	(297)	(1,397)	(1,181)
LIFO inventory (charge) credit	106	(157)	106	(157)
Selling, general and administrative expenses	562	644	2,472	2,443
Income from equity method investments	(11)	(29)	(57)	(66)
Net (gain) loss on disposal of assets	(2)	1	(1)	(2)
Other income	(33)	(265)	(342)	(870)
Refining & Marketing gross margin	478	1,685	4,717	12,050
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,823	2,840	11,321	10,833
Depreciation and amortization	422	460	1,767	1,822
Gross margin excluded from and other income included in Refining & Marketing margin(a)	(103)	(124)	(425)	(45)
Other taxes included in Refining & Marketing margin	(54)	(71)	(259)	(288)
Refining & Marketing margin	3,566	4,790	17,121	24,372
LIFO inventory charge (credit)	(106)	157	(106)	157
Refining & Marketing margin, excluding LIFO inventory charge/credit	$3,460	$4,947	$17,015	$24,529

Refining & Marketing margin by region:
Gulf Coast	$1,483	$1,972	$6,839	$9,365
Mid-Continent	1,207	1,855	6,705	9,925
West Coast	770	1,120	3,471	5,239
Refining & Marketing margin	$3,460	$4,947	$17,015	$24,529

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.

Renewable Diesel Margin
Renewable Diesel margin is defined as sales revenue less cost of renewable inputs and purchased products. We use and believe our investors use this non-GAAP financial measure to evaluate our Renewable segment’s operating and financial performance. This measure should not be considered a substitute for, or superior to, Renewable gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Renewable Diesel Segment Adjusted EBITDA to Renewable Diesel Gross Margin and Renewable Diesel Margin (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2024	2023	2024	2023
Renewable Diesel segment adjusted EBITDA	$28	$(47)	$(150)	$(64)
Plus (Less):
Depreciation and amortization	(25)	(16)	(75)	(65)
JV depreciation and amortization	(22)	(21)	(89)	(65)
Planned turnaround costs	(2)	(2)	(7)	(20)
JV planned turnaround costs	(9)	(18)	(9)	(25)
LIFO inventory credit	55	12	55	12
Selling, general and administrative expenses	19	14	59	61
(Income) loss from equity method investments	(31)	27	(70)	59
Net gain on disposal of assets	—	—	—	(1)
Other income	—	(1)	—	(1)
Renewable Diesel gross margin	13	(52)	(286)	(109)
Plus (Less):
Operating expenses (excluding depreciation and amortization)	78	86	312	284
Depreciation and amortization	25	16	75	65
Martinez JV depreciation and amortization	21	20	85	64
Renewable Diesel margin	137	70	186	304
LIFO inventory credit	(55)	(12)	(55)	(12)
Renewable Diesel margin, excluding LIFO inventory credit	$82	$58	$131	$292